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                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 10, 1997

                    SERVICE SYSTEMS INTERNATIONAL, LTD.
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           (Exact name of registrant as specified in its charter)

    Nevada                         0-21753                          88-0263701
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(State or other jurisdiction       (Commission                   (IRS Employer
 of incorporation)                  File Number)                   Ident. No.)


           2800 Ingleton Avenue, Burnaby, B.C. Canada V5C 6G7
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           (Address of Principal Executive Offices)             (Zip Code)


Registrant's telephone number, including area code:  (604) 451-1069

Item 9. Sales of Equity Securities Pursuant to Regulation S

     On July 10, 1997, the Registrant sold to a Costa Rican investor, in a Regulation S transaction, a 12% Series A Senior Subordinated Convertible Redeemable Debenture in the aggregate principal face amount of $62,500 for a price of $50,000. The Debenture is due on July 31, 1998, if not redeemed or converted before that date. The conversion price per share of common stock is the lower of (a) 80% of the closing bid price of the common stock for the business day immediately preceding the date of receipt by the Company of Notice of conversion or (b) 80% of the average of the closing bid price of the common stock for the 5 business days of trading immediately preceding the date of conversion as reported on the NASDAQ bulletin board. This offering closed by its terms on July 15, 1997.

                               SERVICE SYSTEMS INTERNATIONAL, LTD.


Date:  September 25, 1997           By: /s/ Kenneth Fielding
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                                    Kenneth Fielding, President